THE ADVISORS’ INNER CIRCLE FUND

SCHEDULE A

DATED AUGUST 8, 1994,

AS LAST AMENDED FEBRUARY 27, 2019

TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,

AMENDED AUGUST 14, 2000

Subject to any limitations imposed by Rule 2830 of the NASD’s Conduct Rules, the Distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

Portfolio	Class of Shares	Fee
AlphaOne Small Cap Opportunities Fund	Investor Class Shares	0.25%
AlphaOne NextGen Technology Fund	Investor Class Shares	0.25%
AlphaOne VIMCO Small Cap Value Fund	Investor Class Shares	0.25%
CIBC Atlas Disciplined Equity Fund (formerly, AT Disciplined Equity Fund)	Investor Class Shares	0.25%
CIBC Atlas Income Opportunities Fund (formerly, AT Income Opportunities Fund)	Investor Class Shares	0.25%
CIBC Atlas Mid Cap Equity Fund (formerly, AT Mid Cap Equity Fund)	Investor Class Shares	0.25%
CIBC Atlas All Cap Growth Fund (formerly, AT All Cap Growth Fund)	Investor Class Shares	0.25%
CIBC Atlas Equity Income Fund (formerly, AT Equity Income Fund)	Investor Class Shares	0.25%
CIBC Atlas International Growth Fund	Investor Class Shares	0.25%
Edgewood Growth Fund	Retail Class Shares	0.25%
Hamlin High Dividend Equity Fund	Investor Class Shares	0.25%
Harvest Funds China All Assets	Class A Shares	0.25%
Harvest Asian Bond Fund (formerly, Harvest Funds Intermediate Bond)	Class A Shares	0.25%
LSV Value Equity Fund	Investor Class Shares	0.25%
LSV Conservative Value Equity Fund	Investor Class Shares	0.25%
LSV Small Cap Value Fund	Investor Class Shares	0.25%
LSV U.S. Managed Volatility Fund	Investor Class Shares	0.25%
LSV Global Managed Volatility Fund	Investor Class Shares	0.25%
LSV Global Value Fund	Investor Class Shares	0.25%
LSV Emerging Markets Equity Fund	Investor Class Shares	0.25%
THB Asset Management MicroCap Fund (formerly, Thomson Horstmann & Bryant MicroCap Fund)	Investor Class Shares	0.25%
Westwood LargeCap Value Fund	A Class Shares	0.25%
Westwood Income Opportunity Fund	A Class Shares	0.25%
Westwood Short Duration High Yield Fund	A Class Shares	0.25%
Westwood Emerging Markets Fund	A Class Shares	0.25%
Westwood Emerging Markets Plus Fund	A Class Shares	0.25%